UNITED STATES <?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:November 1, 2005

NALCO FINANCE HOLDINGS LLC

Delaware                                                                               61-1464558

(State of Incorporation)      (Commission File Number)(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL        60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

o      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.               Results of Operations and Financial Conditions

On October 31, 2005, Nalco Holding Company, parent to Nalco Finance Holdings LLC, announced its third quarter 2005 sales and earnings results.  A copy of that release is being furnished to the SEC as an exhibit to this form.

This earnings press release includes several non-GAAP measures.  Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to the press release. Adjusted EBITDA is a non-GAAP measure used to determine compliance with the Company’s debt covenants. Reconciliation to net income is included in Attachment 5. Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Minority Interest charges.  Adjustments to net income are identified in Attachment 7. The adjustments represent those items included in Nalco’s income statement that are either one-time in nature, support incremental cost reduction programs, or – in the case of the profit-sharing reimbursements by our former owner – are unusual when compared to other companies.  In addition, Nalco discusses sales growth in terms of nominal (actual), organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher raw and purchased material costs).  The non-GAAP measures should not be viewed as an alternative to GAAP measures of performance.  Furthermore, these measures may not be consistent with similar measures provided by other companies.

Item 9.01.               Financial Statements and Exhibits

(c)                 Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)          Press release of Nalco Holding Company, parent to Nalco Finance Holdings LLC, dated October 31, 2005, describing its third quarter 2005 sales and earnings results.

The information in this Form 8-K and the exhibit attached hereto, pursuant to Item 2.02, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall not be incorporated by reference into any filings under the Securities Act or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO FINANCE HOLDINGS LLC

/s/ Stephen N. Landsman

Secretary

Date: November 1, 2005